Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Todd Andrews
	Vice President		Director
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

For Immediate Release

CVS CORPORATION SEPTEMBER SALES INCREASE 8.8%

COMPANY RAISES THIRD QUARTER AND FULL YEAR EARNINGS GUIDANCE

WOONSOCKET, RHODE ISLAND, October 7, 2003 — CVS Corporation (NYSE: CVS) today announced that total sales for the five-week period ended September 27, 2003 increased 8.8% to $2.49 billion, compared to $2.29 billion in the prior year period.

Same store sales (sales from stores open more than one year) for the five weeks ended September 27, 2003 increased 6.6% over the prior year period. Pharmacy same store sales increased 8.2%, while front-end same store sales increased 3.1%. Total pharmacy sales represented 69.7% of total company sales in September.

For the third quarter, total sales increased 8.5% to $6.38 billion, compared to $5.88 billion in the prior year period. Same store sales for the thirteen weeks ended September 27, 2003 increased 6.4% over the prior year period. Pharmacy same store sales increased 8.5%, while front-end same store sales increased 1.9%. Total pharmacy sales represented 69.4% of total company sales in the quarter.

Year-to-date, total sales for the thirty-nine week period ended September 27, 2003, increased 7.3% to $19.14 billion, compared to $17.84 billion in 2002. Same store sales for the thirty-nine week period increased 5.2% over the prior year period. Pharmacy same store sales increased 7.7%, while front-end same store sales increased 0.2%.

“I am very pleased with our results as we finished the third quarter,” stated Tom Ryan, Chairman, President, and Chief Executive Officer. “I believe we are starting to see the benefits of the merchandising and customer service initiatives in our stores. In addition, third quarter gross margin was better than expected. Our solid sales growth, coupled with our gross margin performance, will enable us to deliver approximately 46 cents per diluted share, exceeding earlier expectations,” concluded Mr. Ryan. The Company raised its full year estimate of diluted earnings per share to a range of $1.95-$2.00, up from its earlier guidance of $1.93-$1.98.

The Company plans to announce its results for the third quarter on October 29, 2003. The Company will be holding a conference call on October 29th for the investment community at 8:30 a.m. (EST) to discuss the quarterly results. The call will be simulcast on the Company’s web site for all interested parties. To access the webcast, visit the Company’s web site at http://investor.cvs.com to hear the call live, or listen to an archive of the call, which will be available for a one-week period following the call.

As of September 27, 2003, CVS operated 4,137 retail and specialty pharmacy stores in 32 states and the District of Columbia.

Celebrating 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its over 4,100 CVS/pharmacy® stores, its online pharmacy; CVS.com® and its pharmacy benefit management and specialty pharmacy subsidiary, PharmaCare Management Services. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and in its Quarterly Report on Form 10-Q for the quarter ended June 28, 2003.

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